SECURITIES AND EXCHANGE COMMISSION

                                   Washington, D.C. 20549


                                          FORM 8-K


                                       CURRENT REPORT


                           Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act of 1934.



                      Date of Report (Date of Earliest event reported):
                                       August 26, 1996


                             PLAY CO. TOYS & ENTERTAINMENT CORP.
                   (Exact name of registrant as specified in its charter)


                   Delaware           0-25030                95-3024222
                   State of           Commission File        IRS Employer
                   Incorporation      Number.                Identification No.


                                     550 Rancheros Drive
                               San Marcos, California  92069
                           Address of principal executive offices

              Registrant's telephone number, including area code (619) 471-4505


                                            None
                (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.

          On June 15, 1996 Europe American Capital Corp. transferred to Ilan Arbel an aggregate of 862,070 shares of Play Co. Toys & Entertainment Corp.'s (the "Company") Series E Preferred Stock, who in turn transferred 334,000 shares and 528,070 shares to each of Mister Jay Fashions International, Inc. ("Mr. Jay") and Multimedia Concepts International, Inc. ("Media"), both of which Mr. Arbel is a director. Mr Jay was the majority stockholder or American Toys, Inc., which was the former majority stockholder of the Company. On August 26, 1996, Mr.
Jay elected to convert all 334,000 shares of the Series E Preferred Stock into 6,680,000 shares of the Company's Common Stock. Prior to the exercise the Company had 3,863,530 shares outstanding of which, pursuant the American Toys, Inc. spinoff of its shares of the Company's Common Stock, Mr. Jay owned approximately 672,000. Upon the issuance of the shares pursuant to conversion the Company has 10,543,530 shares outstanding, of which Mr. Jay owns 7,352,000 shares or 69.7%. Pursuant thereto Mr. Jay became the majority stockholder of the Company.
                                         SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized on the 30th day of August, 1996.


                                      Play Co. Toys & Entertainment Corp.



                            By:
                                      Richard Brady, Chief Executive
                                      Officer